                              CERTIFICATE OF DESIGNATION

                                          OF

                         SERIES B CONVERTIBLE PREFERRED STOCK

                                          OF

                                 INFORMIX CORPORATION


                            PURSUANT TO SECTION 151 OF THE
                           DELAWARE GENERAL CORPORATION LAW


    Informix Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

    RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.  DESIGNATION AND AMOUNT.

    The designation of this series, which consists of fifty thousand (50,000) shares (the "PREFERRED SHARES") of Preferred Stock, is the Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK") and the face amount shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

2.  DIVIDENDS.

    (a) DIVIDEND RATE; PAYMENTS. The holders (each, a "HOLDER" and collectively, the "HOLDERS") of Preferred Shares shall be entitled to receive, to the extent permitted by applicable law, subject to the prior, full payment of any accumulated and unpaid dividends on any class or series of Senior Securities (as defined below) and in preference to the payment of any dividend on any class or series of Junior



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Securities (as defined below), cumulative dividends ("DIVIDENDS") on each
Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share TIMES five percent (5%). Dividends shall accrue and be payable, whether or not earned or declared, on each Preferred Share from the date of the original issuance thereof (the "PURCHASE DATE") through the earlier to occur of (A) the Maturity Date (as defined below) and (B) the redemption or conversion thereof in accordance with the terms hereof.
Accrued Dividends on a Preferred Share shall be payable on each Conversion Date (as defined below), on the Maturity Date (as defined below) and, in the event that the Registration Statement (as defined below) has not become effective within six (6) months of the Purchase Date, on the last day of such six month period and on the first day of each calendar month following such day until the Registration Statement has become effective (each, a "DIVIDEND PAYMENT DATE"). If, on any date, Dividends on any outstanding Preferred Shares have not been paid with respect to all Dividend Payment Dates preceding such date, the aggregate amount of such Dividends shall be fully paid before any distribution, whether by way of dividend or otherwise, shall be declared, paid or set apart with respect to any Junior Securities on or after such date. Dividends shall be paid either in cash or, at the option of the Corporation (the "STOCK PAYMENT OPTION"), and subject to the satisfaction of the conditions set forth in paragraph 2(e) below (the "STOCK PAYMENT CONDITIONS"), in shares (the "DIVIDEND PAYMENT SHARES") of the Corporation's common stock (the "COMMON STOCK"). Cash Dividends shall be paid to each Holder within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to such Holder in accordance with such Holder's wiring instructions. Any amount of Dividends payable in cash which is not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth Business Day PLUS three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such Dividend Payment Date until such amount is paid in full (the "DEFAULT INTEREST RATE").

    (b) EXERCISE OF STOCK PAYMENT OPTION. In order for the Corporation to exercise the Stock Payment Option, it must deliver written notice thereof (a "STOCK PAYMENT EXERCISE NOTICE") to each Holder on or before the tenth (10th) Business Day prior to the Initial Conversion Date (as defined below) and prior to the first day of each calendar quarter thereafter specifying whether the Corporation intends to pay Dividends during such calendar quarter (or shorter period in the case of the notice delivered prior to the Initial Conversion Date) in Dividend Payment Shares or cash. Upon delivering a Stock Payment Exercise Notice to a Holder, the Corporation thereafter shall be irrevocably bound by its election made therein to deliver Dividend Payment Shares or cash, as the case may be, during the period to which such notice relates.

    (c) DELIVERY OF DIVIDEND PAYMENT SHARES. Upon exercise of the Stock Payment Option, the Corporation shall deliver to each Holder, on or before the third (3rd) Business Day following the applicable Dividend Payment Date (the "DIVIDEND PAYMENT SHARE DELIVERY DATE"), the aggregate number of whole Dividend Payment Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Preferred Shares by (y) the applicable Conversion Price (as defined below) on such Dividend Payment Date. The Corporation shall effect delivery of Dividend Payment Shares to a Holder by, as long as the

Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the condition specified in the immediately preceding sentence is not satisfied as of the applicable Dividend Payment Share Delivery Date, or if a Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Corporation in writing not less than three (3) Business Days prior to the applicable Dividend Payment Date that such Holder wishes to receive physical certificates, the Corporation shall effect delivery of Dividend Payment Shares by delivering to the Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Corporation shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Corporation.

    (d) FAILURE TO DELIVER DIVIDEND PAYMENT SHARES. In the event that the Corporation fails for any reason to deliver to a Holder certificates representing the appropriate number of Dividend Payment Shares on or before the third (3rd) Business Day following the applicable Dividend Payment Share Delivery Date, the Corporation shall, upon written notice by such Holder, immediately pay the amount of the Dividend in cash, together with interest at an annual rate equal to the Default Interest Rate on such unpaid amount accruing daily from the applicable Dividend Payment Date until the date on which such amount is paid. Each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to
(A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased MINUS (B) (i) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Dividend Payment Shares issued by the Corporation with respect to such Dividend and (ii) the amount of any cash received in lieu of such Dividend Payment Shares pursuant to the immediately preceding sentence (excluding any interest accrued thereon), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to deliver Dividend Payment Shares).

    (e) CONDITIONS TO STOCK PAYMENT OPTION. The Corporation may exercise the Stock Payment Option with respect to Dividends payable to a Holder only if each of the following conditions has been satisfied as of the applicable Dividend Payment Date:

         (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is sufficient to effect the issuance and delivery of at least 125% of the aggregate of (x) the number of shares of Common Stock into which all outstanding Preferred Shares are then convertible (the "CONVERSION SHARES"),
(y) the number of shares of Common Stock into which the Warrants issuable upon conversion of all outstanding Preferred Shares (substantially in the form attached hereto as EXHIBIT A, the "WARRANTS") are then exercisable (the "WARRANT SHARES"), and (z) the number of Dividend Payment Shares issuable pursuant to such exercise;

         (ii) the Common Stock is authorized for quotation on the Nasdaq National Market, or is listed on the New York Stock Exchange or the American Stock Exchange;

         (iii) (A) a Registration Statement covering the resale of shares of Common Stock (the "REGISTRATION STATEMENT") is effective and available for the sale of no less than 125% of the aggregate of (x) the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (y) the number of Warrant Shares into which the Warrants issuable upon conversion of all outstanding Preferred Shares are then exercisable, and (z) the number of Conversion Shares that are then held by all of the Holders and with respect to which a registration statement is required to be maintained under the terms of the Registration Rights Agreement pursuant to which the Conversion Shares and the Dividend Payment Shares are required to be registered under the Registration Statement (the "REGISTRATION RIGHTS AGREEMENT") and (zz) the number of Dividend Payment Shares issuable pursuant to such exercise or (B) a Registration Statement is no longer required to be maintained under the Registration Rights Agreement;

         (iv) a Mandatory Redemption Event (as defined herein) has not occurred;

         (v) the Corporation shall have delivered a Stock Payment Exercise Notice to such Holder in accordance with the terms hereof and elected therein to pay such Dividends in Common Stock; and

         (vi) such payment in Dividend Payment Shares, after giving effect to the Conversion of all Preferred Shares, the exercise of all Warrants and the prior issuance of all shares of Common Stock hereunder, in each case effected on or before such Dividend Payment Date, will not violate the limitations set forth in Section 5 below.

    For purposes of subparagraphs (e)(i) and (e)(iii) above, the determination of the number of Conversion Shares issuable at any time shall be made without regard to the limitations set forth in Section 5 below.

3.  PRIORITY.

    (a)  PAYMENT UPON DISSOLUTION.

         (i) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of Pari Passu Securities (as defined below) are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares. If, after the payment of all preferential amounts to the holders of Senior Securities, the Holders and the holders of Pari Passu Securities, there are assets of the Corporation remaining, the holders of Junior Securities shall share in such assets ratably in accordance with the respective terms of such Junior Securities.

         (ii) The "LIQUIDATION PREFERENCE" with respect to a Preferred Share shall mean an amount equal to the Stated Value of such Preferred Share plus any accrued and unpaid Dividends thereon. "JUNIOR SECURITIES" shall mean the Common Stock and all other capital stock of the Corporation that are not Pari Passu Securities or do not have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "SENIOR SECURITIES" shall mean any securities of the Corporation which by their terms have a preference over the Preferred Stock in respect of dividends, redemption or distribution upon liquidation and shall include the Corporation's Series A-1 Convertible Preferred Stock outstanding at any time. "PARI PASSU SECURITIES" shall mean any securities ranking PARI PASSU with the Preferred Stock in respect of dividends, redemption or distribution upon liquidation.

4.  CONVERSION.

    (a) RIGHT TO CONVERT. Subject to the limitations contained in Section 5 below and to the provisions of paragraph 4(b) below, each Holder shall have the right to convert, at any time and from time to time, from and after the date which is six (6) months following the Purchase Date (the "INITIAL CONVERSION DATE"), all or any part of the Preferred Shares held by such Holder into (i) such number of fully paid and non-assessable shares of Common Stock ("CONVERSION SHARES") as is computed in accordance with the terms hereof and (ii) a Warrant entitling such Holder to purchase two (2) shares of Common Stock for every ten (10) Conversion Shares into which such Preferred Shares are then being converted (a "CONVERSION"); PROVIDED, HOWEVER, that in no event shall the number of Warrant Shares issuable upon exercise of all Warrants that are issued pursuant to Conversion of all of the Preferred Shares purchased under the Securities Purchase Agreement (as defined below) be less than one million five hundred thousand (1,500,000) Warrant Shares (the "MINIMUM WARRANT AMOUNT") and PROVIDED,

FURTHER, that upon the initial Conversion of Preferred Shares effected by a Holder hereunder, such Holder shall receive, in addition to the Conversion Shares and Warrants otherwise issuable as provided herein, a Warrant entitling such Holder to purchase such Holder's Allocable Share (as defined below) of two hundred thousand (200,000) shares of Common Stock. In the event that, upon Conversion by a Holder of not less than all of the Preferred Shares held by such Holder, such Holder receives less than its Allocable Share (as defined below) of the Minimum Warrant Amount, the Corporation shall, immediately upon receiving written notice thereof from such Holder, issue an additional Warrant or Warrants so that such Holder shall be entitled to receive, upon exercise of all of the Warrants issued to it, its Allocable Share of the Minimum Warrant Amount. A Holder's "ALLOCABLE SHARE" shall be equal to (i) a fraction, the numerator of which shall be the number of Preferred Shares purchased by such Holder pursuant to the Securities Purchase Agreement (as defined below) and the denominator of which shall be the aggregate number of Preferred Shares purchased by all of the Holders pursuant to the Securities Purchase Agreement or (ii) if such Holder received Preferred Shares pursuant to a transfer of such shares from a Holder, a pro rata portion of the transferor Holder's Allocable Share.

    (b) CONVERSION RIGHT UPON OCCURRENCE OF CERTAIN EVENTS; CHANGE OF CONTROL TRANSACTION DEFINED. Notwithstanding anything contained herein to the contrary, a Holder shall have the right to convert the Preferred Shares held by such Holder at any time during the six-month period following the Purchase Date if, during such six-month period, (A) the Corporation becomes obligated to send a Change of Control Notice (as defined below) or an Exchange Notice (as defined in paragraph 6(c) hereof), (B) a Major Announcement (as defined in paragraph 6(e) hereof) is made, (C) Robert Finocchio, Jr., Jean-Yves Dexmier or Myron Saranga no longer holds a senior management position with the Corporation that is at least equivalent in responsibility to the position held by such individual on the Purchase Date, and with respect to which such individual is able to, and does, perform substantially all of the duties customarily associated with such position, (D) the Corporation is obligated, as a result of the issuance of securities by the Corporation, to deliver a notice of such Holder's Right of First Offer (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement or (E) the Corporation fails to enter into a binding revolving credit agreement with the Bank of Boston and/or Canadian Imperial Bank of Commerce for no less than seventy five million dollars ($75,000,000) on or before the forty fifth (45th) day following the Purchase Date or such credit agreement is terminated or becomes unavailable to the Corporation during the period of six (6) months following the Purchase Date (the date on which an event described in clause (A), (B), (C), (D) or (E) first occurs is referred to herein as an "EARLY CONVERSION DATE"); in the event of any of the foregoing, the Initial Conversion Date for purposes of this Certificate of Designation shall be deemed to occur on the EARLY CONVERSION DATE. Prior to any sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity (a "CHANGE OF CONTROL TRANSACTION"), the Corporation shall (i) deliver to each Holder a written notice (a "CHANGE OF CONTROL NOTICE"), (ii) make a public announcement of such event at the same time that it gives such notice (but only if a public announcement of such event has not

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previously been made) and (iii) require the resulting successor or acquiring entity (if not the Corporation) to assume by written instrument the obligations of the Corporation hereunder and under the Securities Purchase Agreement pursuant to which the Preferred Shares were issued and sold (the "SECURITIES PURCHASE AGREEMENT"), the Warrants and the Registration Rights Agreement.

    (c) CONVERSION NOTICE. In order to convert Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "CONVERSION DATE"), a notice of conversion substantially in the form of Exhibit B hereto (a "CONVERSION NOTICE") to the Corporation. The Holder shall thereafter send the original of the Conversion Notice and of the certificate or certificates representing the Preferred Shares being converted to the Corporation. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountant within three (3) Business Days of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion
Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than three (3) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

    (d) NUMBER OF CONVERSION SHARES; CONVERSION PRICE. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing the aggregate Stated Value of the Preferred Shares to be converted by the Conversion Price (as defined herein) in effect on the Conversion Date. The number of Conversion Shares deliverable hereunder to all Holders shall not exceed in the aggregate one hundred million (100,000,000) shares (the "CONVERSION LIMIT"). "CONVERSION PRICE" shall mean, subject to adjustment as provided in this Certificate of Designation, the lesser of (A) the average of the Closing Bid Prices for the Common Stock on the twenty-two (22) Trading Days (as defined herein) occurring immediately prior to (but not including) the one hundred and eightieth (180th) day following the Purchase Date (the "FIXED CONVERSION PRICE"), (B) 101% of the average of the Closing Bid Prices for the Common Stock during the twenty-two (22) Trading Days occurring immediately prior to (but not including) the date that is the fifth (5th) Trading Day immediately prior to the Conversion Date and (C) 101% of the lowest Closing Bid Price for the Common Stock during the five (5) Trading Days occurring immediately prior to (but not including) the Conversion Date.

    (e) CERTAIN DEFINITIONS. "TRADING DAY" shall mean any day on which the Common Stock is traded on the Nasdaq Stock Market or on the principal securities exchange or market on which the Common Stock is then traded. "CLOSING BID PRICE" means, with respect to a security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting closing bid prices of such security, a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding Preferred Shares (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders (which may be a Holder) of a majority of the then outstanding Preferred Shares and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation. "BUSINESS DAY" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business.

    (f) DELIVERY OF COMMON STOCK AND WARRANT UPON CONVERSION. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(c) above, the Corporation shall, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the first Business Day following delivery of the original certificates, duly endorsed, representing the Preferred Shares being converted pursuant thereto (the "DELIVERY DATE"), issue and deliver or cause to be delivered to such Holder (a) the number of Conversion Shares as shall be determined as provided herein and (b) a Warrant entitling the Holder to purchase two (2) shares of Common Stock for every ten (10) such Conversion Shares. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the Corporation's transfer agent is participating in the DTC Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the condition specified in the immediately preceding sentence is not satisfied as of the applicable Delivery Date, or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. Delivery of a Warrant shall be made by delivering a physical certificate in the form of EXHIBIT A hereto, duly executed by an authorized officer of the Corporation, to the Holder or such Holder's nominee no later than the close of business on the related Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the resale or transfer (including without limitation a pledge) of such Conversion Shares is registered pursuant to an effective registration statement and the Purchaser holding or entitled to receive such Conversion Shares has represented to the Corporation, in the related Conversion Notice or otherwise in writing, that such Purchaser has resold or transferred such Conversion Shares in accordance with the terms of the Prospectus relating to such Registration Statement, (B) such Purchaser provides the Corporation with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such Purchaser) to the effect that such Conversion Shares can be sold publicly without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (C) such Conversion Shares can be sold pursuant to Rule 144 under the Securities Act ("RULE 144") and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter and such Purchaser delivers to the Corporation a customary seller's representation letter, or (D) such Conversion Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

    (g)  FAILURE TO DELIVER CONVERSION SHARES.

         (i) In the event that the Corporation fails for any reason to deliver to a Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "CONVERSION DEFAULT"), such Holder shall notify the Corporation by facsimile of such Conversion Default (a "DEFAULT NOTICE"). If, after the Holder has sent a Default Notice to the Corporation, the Corporation has not delivered such certificates, and such failure continues for seven (7) Business Days following the Delivery Date, the Corporation shall pay to such Holder payments ("CONVERSION DEFAULT PAYMENTS") in the amount of (i) (N/365) MULTIPLIED BY (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default MULTIPLIED BY (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of (A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to such Holder,
(B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (g) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

         (ii) In the event that a Holder has not received certificates representing the Conversion Shares by the tenth (10th) Business Day following a Conversion Default, such Holder may, upon written notice (a "WITHDRAWAL NOTICE") delivered to the Corporation on such Business Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Preferred Shares that are the subject of such Conversion Default. In such event, (x) the Fixed Conversion Price shall thereafter be equal to the lesser of the Fixed Conversion Price then in effect and the lowest Closing Bid Price for the Common Stock occurring between such tenth Business Day and the date, if any, on which delivery of such certificates is made, and (y) such Holder shall be entitled thereafter to convert the Preferred Shares that are the subject of such Conversion Default at the lesser of (A) the Conversion Price in effect on the original Conversion Date to which such

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Conversion Notice relates and (B) the Conversion Price that would otherwise be in effect when such Preferred Shares are thereafter converted in accordance with the terms hereof, in either such case, reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which the such Holder delivers a Withdrawal Notice to the Corporation; PROVIDED, HOWEVER, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Preferred Shares would be increased proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(g)(i) above).

         (iii) Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased MINUS
(B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

    (h) CONVERSION AT MATURITY. On the date which is three (3) years following the Purchase Date (the "MATURITY DATE"), all Preferred Shares then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares DIVIDED BY the Conversion Price then in effect (a "MANDATORY CONVERSION"); PROVIDED, HOWEVER, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is not sufficient to effect the issuance and delivery of the aggregate of (x) the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, and (y) the number of Warrant Shares into which the Warrants issuable upon conversion of all outstanding Preferred Shares are then exercisable, (ii) the Common Stock is not designated for quotation on the Nasdaq National Market or listed on the New York Stock Exchange or American Stock Exchange, or (iii) a Mandatory Redemption Event (as defined herein) has occurred and is continuing, each Holder shall have the option, upon written notice to the Corporation, to regain its rights as a holder of Preferred Shares, including without limitation, the right to convert such Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(g) hereof and, upon delivery of such notice, such Preferred Shares shall not be subject to a Mandatory Conversion hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i), (ii) or (iii) is no longer continuing and
(b) the date on which the Corporation delivers to each Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Mandatory Conversion occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4, with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(c).

5.  CONVERSION LIMITATION.

    In no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which (a) the number of shares of Common Stock beneficially owned by such Holder PLUS (b) the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would be equal to or exceed (c) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.
To the extent that the limitation contained in this Section 5 applies, the determination of whether Preferred Shares are convertible (in relation to other securities owned by a Holder) and of which Preferred Shares or other securities owned by a Holder are convertible shall be in the sole discretion of such Holder, and the submission of Preferred Shares for Conversion shall be deemed to be such Holder's determination that such Preferred Shares are convertible pursuant to the terms hereof, and the Corporation shall have no obligation whatsoever to verify or confirm the accuracy of such determination. This Section 5 may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Holders of two-thirds (2/3) of the Preferred Shares then outstanding and (ii) for any other reason, with the further consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this
Section 5. The restriction contained in this Section 5 shall not apply in the event of a Mandatory Conversion.

6.  ADJUSTMENTS TO CONVERSION PRICE.

    (a) ADJUSTMENT TO FIXED CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If, prior to the Conversion of all of the Preferred Shares,
(A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof) or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify each Holder of such change on or before the effective date thereof. For purposes of this subparagraph 6(a), the market price per share of Common Stock on any date shall be the average Closing Bid Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Bid Price is then to be determined without the right to receive such issuance or distribution.

    (b) ADJUSTMENT TO CONVERSION PRICE. If, prior to the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

    (c) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "EXCHANGE TRANSACTION"), then such Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradeable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "EXCHANGE CONSIDERATION"), and (B) upon the Conversion of Preferred Shares occurring subsequent to the consummation of such Exchange Transaction, the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "EXCHANGE NOTICE"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement.

    (d) DISTRIBUTION OF ASSETS. If the Corporation shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "DISTRIBUTION"), then, upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the Fixed Conversion Price for Preferred Shares not converted prior to the record date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding and reasonably acceptable to the Corporation.

    (e) ADJUSTMENT DUE TO MAJOR ANNOUNCEMENT. If the Corporation (i) makes a public announcement that it intends to enter into a Change of Control Transaction or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "MAJOR ANNOUNCEMENT" and the date on which a Major Announcement is made, the "ANNOUNCEMENT DATE"), then, in the event that a Holder seeks to convert Preferred Shares on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Preferred Shares. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 6(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 6(e) to become operative.

    (f) ADJUSTMENT PURSUANT TO REGISTRATION RIGHTS AGREEMENT. Upon the occurrence of the events described in Section 2(d) of the Registration Rights Agreement, the Conversion Price shall be adjusted as specified therein.

    (g) NO FRACTIONAL SHARES. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share TIMES the Closing Bid Price used to calculate the Conversion Price for such Conversion.

7.  MANDATORY REDEMPTION BY HOLDER.

    (a) MANDATORY REDEMPTION. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right, to the extent permitted by applicable law and subject to the rights and preferences of the Senior Securities, to have all or any portion of the Preferred Shares held by such Holder redeemed by the Corporation (a "MANDATORY REDEMPTION") at the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "MANDATORY REDEMPTION NOTICE") to the Corporation at any time on or before the Business Day following the day on which such event is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "MANDATORY REDEMPTION DATE") and the number of such shares to be redeemed.

    (b) MANDATORY REDEMPTION EVENT. Each of the following events shall be deemed a "MANDATORY REDEMPTION EVENT":

         (i) the Corporation fails for any reason (including without limitation (x) as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or (y) due to the listing requirements of any quotation system or exchange on which the Common Stock is quoted or listed with which the Corporation is unable to comply as a result of voluntary action undertaken by the Corporation or a failure by the Corporation to take appropriate action, but not because the Conversion Limit has been reached) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for ten (10) Business Days;

         (ii) any material representation or warranty made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

         (iii) if following the declaration of effectiveness of the Registration Statement and while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) Business Days, PROVIDED that the cause of such lapse or unavailability results from voluntary action undertaken by the Corporation or its failure to take appropriate action; and PROVIDED FURTHER that the Registration Statement shall not be deemed to be unavailable to the Holder, for purposes of this subparagraph (iii) only, during any Blackout Period (as defined in the Registration Rights Agreement); and

         (iv) the Corporation undertakes any voluntary action to terminate the quotation or listing of the Common Stock on the Nasdaq National Market or on a national securities exchange, unless such action is taken in connection with the continued quotation or listing of the Common Stock on another recognized national securities exchange or quotation system.

    (c) MANDATORY REDEMPTION PRICE. The "MANDATORY REDEMPTION PRICE" shall be equal to the greater of (i) Liquidation Preference of the Preferred Shares being redeemed MULTIPLIED BY one hundred and fifteen percent (115%) and (ii) an amount determined by dividing the Liquidation Preference of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

    (d)  PAYMENT OF MANDATORY REDEMPTION PRICE.

         (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption within five (5) Business Days following the Mandatory Redemption Date. Upon the redemption of a Preferred Share, and payment of the Mandatory Redemption Price to the Holder thereof, such Holder will promptly return such share to the Corporation for cancellation.

         (ii) If Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

         (iii) If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right at any time, so long as the Corporation remains in default, to require the Corporation, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Price DIVIDED BY the Conversion Price in effect on such Conversion Date as is specified by the Holder in writing to the Corporation, such Conversion Price to be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continues; PROVIDED, HOWEVER, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

8.  MISCELLANEOUS.

    (a) TRANSFER OF PREFERRED SHARES. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee hereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

    (b) NOTICES. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, and (ii) on the next Business Day after timely delivery to an overnight courier, addressed to the parties as follows:

         IF TO THE CORPORATION:

         Informix Corporation
         4100 Bohannon Drive
         Menlo Park, CA 94205
         Attn: Chief Financial Officer
         Tel:  (650) 926-6300
         Fax:  (650) 926-6564

         WITH A COPY TO:

         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA 94304-1050
         Attn: Larry W. Sonsini, Esq.
               Douglas H. Collom, Esq.
         Tel:  (650) 493-9300
         Fax:  (650) 496-4086

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

    (c) LOST OR STOLEN CERTIFICATE. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

    (d) NO VOTING RIGHTS. Except as provided by applicable law and paragraph 8(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

    (e) REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

    (f) FAILURE OR DELAY NOT WAIVER. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    (g)  PROTECTIVE PROVISIONS.

         So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock:

              (i) alter or change (x) the rights, preferences or privileges of the Series B Preferred Stock or (y) any other capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

              (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series B Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation (except for the Corporation's Series A-1 Preferred Stock);

              (iii) increase the authorized number of shares of Series B Preferred Stock;

              (iv) re-issue any shares of Series B Preferred Stock which have been converted in accordance with the terms hereof;

              (v) issue any Senior Securities (except for the Corporation's Series A-1 Preferred Stock) or Pari Passu Securities; or

              (vi) declare, pay or make any provision for any dividend or distribution with respect to the Common Stock or any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

    In the event that Holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the Series B Preferred Stock, pursuant to the terms hereof, then the Corporation will deliver notice of such approved change, no later than the twentieth (20th) day prior to the effective date of such approved change, to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS") and the Dissenting Holders shall have the right to convert their Preferred Shares at any time and from time to time following delivery of such notice. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Corporation has executed this Certificate of Designation as of the 18th day of November, 1997.

INFORMIX CORPORATION


By: /s/ ROBERT FINOCCHIO, JR.
   -------------------------------
    Name:  Robert Finocchio, Jr.
    Title: Chairman of the Board, President
           and Chief Executive Officer

                                                                    EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. THIS WARRANT (THIS "WARRANT") AND THE WARRANTS OF EVEN DATE HEREWITH (TOGETHER WITH THIS WARRANT, THE "WARRANTS") ARE ISSUED SUBJECT TO THE TERMS OF (A) A SECURITIES PURCHASE AGREEMENT, DATED NOVEMBER 17, 1997 ("SECURITIES PURCHASE AGREEMENT"), BY AND BETWEEN INFORMIX CORP. AND THE HOLDER OF THIS
WARRANT AND (B) A REGISTRATION RIGHTS AGREEMENT, DATED NOVEMBER [    ], 1997
("REGISTRATION RIGHTS AGREEMENT"), BY AND BETWEEN INFORMIX CORP. AND THE HOLDER OF THIS WARRANT.



WARRANT TO PURCHASE
___________ SHARES



                   WARRANT TO PURCHASE COMMON STOCK

                                 OF

                           INFORMIX CORP.


    THIS CERTIFIES that ___________ or any subsequent holder hereof (the "HOLDER"), has the right to purchase from INFORMIX CORP., a Delaware corporation (the "COMPANY"), up to ___________ fully paid and nonassessable shares of the Company's Common Stock (the "COMMON STOCK"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued and ending at 5:00 p.m., eastern time, on November __, 2002 (the "EXPIRATION DATE"). This Warrant is issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the Securities Purchase Agreement.

1.  EXERCISE.

    (a) RIGHT TO EXERCISE; EXERCISE PRICE. The Holder shall have the right to exercise this Warrant at any time and from time to time up to and including the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "WARRANT SHARES"). The "EXERCISE PRICE" payable by the Holder in connection with the exercise of this Warrant shall be equal to one hundred and ten percent (110%) of the lesser of (A) the average of the Closing Bid Prices (as defined below) for the Common Stock on the five (5) Trading Days (as defined below) occurring immediately prior to (but not including) the Closing Date (as defined in the Securities Purchase Agreement) and (B) the average of the Closing Bid Prices (as defined below) for the Common Stock on the five (5) Trading Days (as defined below) occurring immediately prior to (but not including) the date which is the six (6) month anniversary of the Closing Date (as defined in the Securities Purchase Agreement). "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the Nasdaq SmallCap Market or on the principal securities exchange or market on which the Common Stock is then traded. "CLOSING BID PRICE" means, with respect to a security, the closing bid price of such security on the Nasdaq SmallCap Market or on the principal securities exchange or market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting closing bid prices of such security, a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder (which may be the Holder or an affiliate thereof), and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

    (b) EXERCISE NOTICE. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such exercise (the "EXERCISE DATE"), to the Company and to its designated transfer agent for the Common Stock (the "TRANSFER AGENT") (i) a copy of the notice of exercise in the form attached hereto as Exhibit A (the "EXERCISE NOTICE") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor and (ii) a copy of this Warrant. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to its independent accountant within one (1) business day following the Exercise Date. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error.

The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

    (c) CANCELLATION OF WARRANT. This Warrant shall be canceled upon its exercise and the Holder shall be entitled to receive, as soon as practicable after the Exercise Date, a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant.

    2. DELIVERY OF WARRANT SHARES UPON EXERCISE. Upon receipt of a Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) business day following the Exercise Date set forth in such Exercise Notice, and (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the earlier to occur of (i) the third
(3rd) business day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price (the "DELIVERY DATE"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Warrant Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement) or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule or provision.

    3.  FAILURE TO DELIVER WARRANT SHARES.

        (a) EXERCISE DEFAULT. In the event that the Company fails for any reason (other than by operation of paragraph 4 below) to deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "EXERCISE DEFAULT"), the Company shall pay to such Holder payments ("EXERCISE DEFAULT PAYMENTS") in the amount of (i) (N/365) MULTIPLIED BY (ii) the aggregate Exercise Price for the Warrant Shares which are the subject of such Exercise Default on the five (5) Trading Days occurring immediately prior to (but not including) the applicable Exercise Date MULTIPLIED BY (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to such Holder. Amounts payable under this subparagraph 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) business day of the calendar month immediately following the calendar month in which such amount has accrued.

        (b) BUY-IN. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased MINUS (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

        (c) REDUCTION OF EXERCISE PRICE. In the event that a Holder has not received certificates representing the Warrant Shares by the tenth (10th) business day following an Exercise Default, such Holder may, upon written notice to the Company, regain on such business day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default, and the Exercise Price for such Warrant Shares shall be reduced by one percent (1%) for each day beyond such 10th business day in which the Exercise Default continues. In such event, such Holder shall retain all of such Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in subparagraph 3(a) above).

        (d) HOLDER OF RECORD. Each Holder, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

    4.  EXERCISE LIMITATIONS.

    In no event shall a Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which, (x) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4) PLUS (y) the number of shares of Common Stock issuable upon such exercise, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.

    5. PAYMENT OF THE EXERCISE PRICE. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

    (a) CASH EXERCISE: by delivery of immediately available funds.

    (b) CASHLESS EXERCISE: by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

              X = Y x (A-B)/A

where:        X = the number of Warrant Shares to be issued to the Holder.

              Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

              A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

              B = the Exercise Price.

For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Closing Date (as defined in the Securities Purchase Agreement).

    6.  ANTI-DILUTION ADJUSTMENTS.

    (a) STOCK DIVIDEND. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

    (b) RECAPITALIZATION OR RECLASSIFICATION. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice at the same time it provides such notice to holders of Common Stock of any transaction described in this Section 6(b).

    (c) DISTRIBUTIONS. If the Company shall at any time distribute to Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or a preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "DETERMINATION DATE") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the difference between (x) such Exercise Price and (y) the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board in its discretion), and the denominator of which is such Exercise Price.

    (d) NOTICE OF CONSOLIDATION OR MERGER. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "CORPORATE CHANGE"), then this Warrant shall be exercisable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless
(i) it first shall have given thirty (30) business days' notice to the Holder hereof of any Corporate Change and makes a public announcement of such event at the same time that it gives such notice and (ii) it requires the resulting successor or acquiring entity (if not the Corporation) to assume by written instrument the obligations of the Corporation hereunder and under the Securities Purchase Agreement and the Registration Rights Agreement.

    (e) EXERCISE PRICE AS ADJUSTED. As used in this Warrant, the term "EXERCISE PRICE" shall mean the purchase price per share specified in paragraph 1 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this paragraph 6, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of each such subsection. No such adjustment under this paragraph 6 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this paragraph 6 shall have the effect of increasing the total consideration payable upon exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

    (f) ADJUSTMENTS: ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6.

    7.  FRACTIONAL INTERESTS.

        No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

    8. TRANSFER OF THIS WARRANT. The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "TRANSFER NOTICE"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares.

    9.  BENEFITS OF THIS WARRANT.

        Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

    10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.

        Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

    11. NOTICE OR DEMANDS.

        Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

         IF TO THE COMPANY:

         Informix Corp.
         4100 Bohannon Drive
         Menlo Park, CA 94205
         Attn: Chief Financial Officer
         Tel:  (650) 926-6162
         Fax:  (650) 926-6564

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

    12.  APPLICABLE LAW.

         This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of law provisions thereof.



            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ___ day of November, 1997.

                                  INFORMIX CORP.

                                  By:_____________________________________

                                       Name:
                                       Title:

                                                          EXHIBIT A to WARRANT

                                EXERCISE NOTICE


     The undersigned Holder hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock ("WARRANT SHARES") of INFORMIX CORP., a [Delaware] corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

    1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

         ______ a CASH EXERCISE with respect to ________________ Warrant
                Shares; and/or

         ______ a CASHLESS EXERCISE with respect to ______________ Warrant
                Shares.


    2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

    3. Delivery of Warrant Shares. The Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.



Date: ______________________


___________________________________
    Name of Registered Holder

By:  _______________________________
       Name:
       Title:

                                                         EXHIBIT B to WARRANT

                                 TRANSFER NOTICE



   FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase ________ shares of the Common Stock of INFORMIX CORP. evidenced by the attached Warrant.

Date: ______________________


___________________________________
    Name of Registered Holder

By:  _______________________________
       Name:
       Title:

Transferee Name and Address:

___________________________________

___________________________________

___________________________________

                                                                    EXHIBIT B

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series B Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). ____________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") and a Warrant of Informix Corporation (the "Company") according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

/ / (check box if shares of Common Stock have been resold) The undersigned represents that the shares of Common Stock to be issued by the Company hereby have been resold or transferred by the undersigned in accordance with the provisions of the prospectus included in the Registration Statement.

                        Date of Conversion:___________________________________

                        Number of Shares of
                        Preferred Stock to be Converted:______________________

                        Applicable Conversion Price:__________________________

                        Number of Shares of
                        Common Stock to be Issued:____________________________

                        Number of Shares of Common
                        Stock into which the Warrant
                        is Exercisable:_______________________________________

                        Name of Holder:_______________________________________

                        Address:______________________________________________

                                ______________________________________________

                                ______________________________________________


                        Signature:____________________________________________
                                  Name:
                                  Title:

HOLDER REQUESTS DELIVERY TO BE MADE: (check one)

/ / By Delivery of Physical Certificates to the Above Address

/ / Through Depository Trust Corporation
    (Account _________________________)